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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-82416 and 333-08365) both pertaining to the 1989 Stock Option Plan of ClinTrials Research Inc., the Registration Statement (Form S-8 No. 333-32918) pertaining to the 1998 Non-Qualified Stock Option Plan for Directors of ClinTrials Research Inc., and the Registration Statement (Form S-8 No. 333-92569) pertaining to the 1999 Long-Term Incentive Compensation Plan of ClinTrials Research Inc. of our report dated February 13, 2001, except for Note 15, as to which the date is February 22, 2001, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
March 2, 2001